Exhibit 23.1

KPMG LLP Duke Energy Center Suite 3200 550 South Tryon Street Charlotte, NC 28202-4214

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Bojangles’, Inc. and subsidiaries:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

Charlotte, North Carolina

April 27, 2015

KPMG LLP is a Delaware limited liability partnership, the U.S. member firm of KPMG International Cooperative (“KPMG International”), a Swiss entity.